UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan Portfolio Acquisition

On April 10, 2015, Blackstone Mortgage Trust, Inc. (the “Company”) announced that it had entered into a Memorandum of Designation and Understanding (the “Designation Agreement”) whereby it has agreed to acquire a $4.6 billion portfolio of commercial mortgage loans secured by properties located in North America and Europe (the “Loan Portfolio”) from General Electric Capital Corporation and certain of its affiliates (collectively, “GE Capital” or the “Sellers”). Additional detail regarding the Loan Portfolio is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The acquisition of the Loan Portfolio is expected to close in stages beginning in the second quarter of 2015, subject to the satisfaction or waiver of various closing conditions, as described below.

Pursuant to the terms of the Designation Agreement, dated as of April 10, 2015, among the Company, a special purpose wholly-owned subsidiary (the “Purchaser”) of Blackstone Real Estate Partners VIII L.P. (“BREP VIII”), and BREP VIII, each, an affiliate of The Blackstone Group L.P. (“Blackstone”) and an affiliate of BXMT Advisors L.L.C. (the “Manager”), the Company’s external manager, the Company has been designated as the purchaser for the Loan Portfolio in accordance with the terms of a Purchase and Sale Agreement, dated as of April 10, 2015 (the “Purchase and Sale Agreement” and, together with the Designation Agreement, the “Transaction Agreements”), by and among GE Capital, the Purchaser and certain other purchaser parties. The Purchase and Sale Agreement provides for the sale of a majority of GE Capital’s global real estate debt and equity business, consisting of a portfolio of real-estate related assets, including properties, loans, mortgages and other interests, for an aggregate purchase price of approximately $23 billion (the “Global Acquisition”).

The aggregate purchase price to be paid by the Company for the Loan Portfolio is approximately $4.4 billion in cash (the “Purchase Price”), subject to certain specified adjustments for prepaid loans and other customary adjustments set forth in the Purchase and Sale Agreement. In addition, the Company will assume $0.2 billion of unfunded commitments. The Company intends to fund the Purchase Price with equity and debt financing. For additional information, see Item 7.01 and “Wells Fargo Facility” under Item 8.01 of this Current Report on Form 8-K.

Under the terms of the Designation Agreement, the Company has agreed to, among other things, acquire the Loan Portfolio, and assume and timely perform the obligations and liabilities of the Purchaser under the Purchase and Sale Agreement with respect to the Loan Portfolio. At each closing contemplated by the Purchase and Sale Agreement that includes loans that are part of the Loan Portfolio, the Company has agreed to pay the Sellers that portion of the purchase price allocable to such assets under the Purchase and Sale Agreement. The Purchaser may not, without the Company’s consent, amend the Purchase and Sale Agreement as it affects (i) the Loan Portfolio and (ii) the Company’s rights and obligations as the designated purchaser for the Loan Portfolio under the Purchase and Sale Agreement. The Designation Agreement also provides for allocation of certain other rights and responsibilities of the parties, including as to indemnification.

The Company’s acquisition of the Loan Portfolio is expected to close in stages beginning in the second quarter of 2015, subject to regulatory approval and the satisfaction or waiver of certain customary closing conditions set forth in the Transaction Agreements. However, there can be no assurance that the closing of the Global Acquisition and therefore the acquisition of all or any part of the Loan Portfolio will occur. In the event the Company is unable to close the acquisition of the Loan Portfolio it may be liable to other purchasers under the Purchase and Sale Agreement, including certain affiliates of Blackstone, for damages that are not in excess of the $1.5 billion termination fee for the Purchase and Sale Agreement. The termination fee is reduced after the initial debt and equity closings to be equal to 15% of the purchase price for all Deferred Assets (as defined in the Purchase and Sale Agreement) remaining to be sold. The parties may terminate the Purchase and Sale Agreement if the initial closing has not occurred on or prior to December 31, 2015.

Item 2.02	Results of Operations and Financial Condition.

Preliminary Results for the Quarter Ended March 31, 2015

Although the Company’s financial results for the first quarter of 2015 have not been finalized, the following preliminary, unaudited information reflects the Company’s expectations with respect to its financial results for the three months ended March 31, 2015 based on currently available information. The Company’s independent auditor has not completed a review of these preliminary estimated financial results. The Company’s actual results may vary from the preliminary results, and such variances may be material. In addition, these preliminary results are not necessarily indicative of results to be expected for any future period, including the year ending December 31, 2015. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company has not fully completed its review of these preliminary financial results and final financial results for the three months ended March 31, 2015. The Company does not expect the acquisition of the Loan Portfolio and related transactions to impact these preliminary financial results for the three months ended March 31, 2015.

During the quarter ended March 31, 2015, the Company closed five senior loans representing total commitments of $897.1 million, for an average loan size of $179.4 million. The Company funded $903.2 million under these and other loans and received repayments of $333.1 million, resulting in net loan fundings of $570.1 million during the quarter. These loan fundings were financed with a net $209.7 million of borrowings under revolving repurchase facilities, net borrowings of $90.8 million under asset–specific repurchase agreements, and the sale of a $256.0 million senior loan participation during the quarter. In addition, the Company amended two of its revolving credit facilities during the quarter to provide an additional $500.0 million of revolving credit facility capacity, for a total additional financing capacity of $859.1 million including the new asset-specific repurchase agreement and the senior loan participation.

During the three months ended March 31, 2015, the Company declared a dividend of $0.52 per share, and expects earnings per share of $0.60 and Core Earnings per share of $0.54. Core Earnings is a measure that is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that are not necessarily indicative of its current loan origination platform and results of operations. See below for important additional discussion regarding Core Earnings. As of March 31, 2015, the Company expects consolidated book value per share to be between $24.85 and $24.90.

The following preliminary estimated (unaudited) results summarize the Company’s operations for the three months ended March 31, 2015, including a reconciliation between net income determined in accordance with GAAP and Core Earnings ($ in millions, except per share data):

Three Months Ended March 31, 2015
Preliminary
(unaudited)
Net income attributable to Blackstone Mortgage Trust, Inc.	$35.4
Weighted-average shares outstanding, basic and diluted	58,576,025
Earnings per share, basic and diluted	$0.60

Adjustments to reconcile to Core Earnings
CT Legacy Portfolio net income	(8.4)
Non-cash compensation expense	3.3
Incentive management fees	1.2
Amortization of discount on convertible notes	0.4
Realized foreign currency loss not included in net income	(0.1)

Core Earnings (1)	$31.8

Weighted-average shares outstanding, basic and diluted	58,576,025
Core earnings per share, basic and diluted	$0.54

(1)	Core Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) net income (loss) attributable to the Company’s CT Legacy Portfolio, (ii) non-cash equity compensation expense, (iii) incentive management fees, (iv) depreciation and amortization, (v) unrealized gains (losses), and (vi) certain non-cash items. Core Earnings may also be adjusted from time to time to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by the Manager, subject to approval by a majority of the Company’s independent directors.

The Company believes that Core Earnings provides meaningful information to consider in addition to net income and cash flow from operating activities determined in accordance with GAAP. This adjusted measure helps the Company to evaluate its performance by excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination platform and results of operations. The Company also uses Core Earnings to calculate the incentive and base management fees due to the Manager under its management agreement and, as such, it believes that the disclosure of Core Earnings is useful to its investors.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of the Company’s GAAP cash flows from operations, a measure of its liquidity, or an indication of funds available for its cash needs. In addition, the Company’s methodology for calculating Core Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

Other than the information filed under Items 1.01, 5.03, 8.01 and 9.01 in this Current Report on Form 8-K, including Exhibits 3.1, 99.1 and 99.3, the information in this Current Report on Form 8-K, including the information furnished under Items 2.02 and 7.01 and in Exhibit 99.2 hereto, is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K, as applicable, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2015, the Board of Directors of the Company approved an amendment to the Company’s charter to increase the number of authorized shares of its stock from 200,000,000 to 300,000,000, including an increase in the authorized number of shares of its class A common stock, par value $0.01 per share, from 100,000,000 to 200,000,000. The Company intends to file articles of amendment to the Company’s charter (the “Articles of Amendment”) on April 13, 2015 with the State Department of Assessments and Taxation of Maryland to effect such amendment. The Articles of Amendment will become effective upon filing.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 13, 2015, the Company issued a press release announcing a proposed underwritten public offering of shares of its class A common stock. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Wells Fargo Facility

Concurrently with the Company’s entry into the Designation Agreement, the Company also entered into an agreement with Wells Fargo Bank, National Association (“Wells Fargo”) that will, subject to customary terms and conditions, provide for $4.0 billion of secured financing (the “Wells Fargo facility”). The Company intends to use the funds to be made available to it under the Wells Fargo facility, together with proceeds of the proposed equity offering, and available borrowings under existing revolving credit facilities to finance the Purchase Price. The Wells Fargo facility is expected to consist of a single agreement providing for a credit line of approximately $4.0 billion that includes the Sequential Repay Advance (as defined below) that will provide for an aggregate blended advance rate of 85% of the purchase price of the pledged collateral, of which approximately $3.8 billion will be advanced upon closing plus an additional approximately $0.2 billion will be available for potential future fundings of loans. The Wells Fargo facility includes an approximately $0.2 billion year one sequential repay advance (the “Sequential Repay Advance”) that is repayable from principal repayments on the loans, with any remaining borrowings to be repaid after one year. The Wells Fargo facility is expected to have a five year term, which may be extended pursuant to two one-year extension options, other than the Sequential Repay Advance portion of the Wells Fargo facility which is expected to be repaid in full after one year if any amounts remain outstanding at such time. Borrowings under the Wells Fargo facility (other than the Sequential Repay Advance) are expected to accrue interest at a per annum pricing rate equal to the sum of (i) the applicable base rate plus (ii) a margin of 1.75%, which will increase to 1.80% and 1.85% in year four and year five. Borrowings under the Sequential Repay Advance portion of the Wells Fargo facility are expected to accrue interest at a per annum pricing rate equal to the sum of (i) 30-day LIBOR plus (ii) a margin of 3.10%. In connection with the Wells Fargo facility, the Company expects it will execute guarantee agreements, pursuant to which it will guarantee obligations under the Wells Fargo facility up to a maximum liability of 25% of outstanding borrowings (subject to a $250.0 million floor), other than Sequential Repay Advance borrowings under the Wells Fargo facility for which the Company expects to guarantee 100% of outstanding borrowings. The agreement that will govern the Wells Fargo facility is expected to contain various other customary covenants, terms and conditions. However, the closing of the Wells Fargo facility is subject to the negotiation, in good faith, and the execution and delivery of definitive documentation acceptable to the parties and certain other customary terms and conditions, and there can be no assurance that the Company will be able to obtain such financing on terms acceptable to it or at all.

Risks Related to the Loan Portfolio Acquisition

Set forth on Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference, are certain risk factors relating to contemplated acquisition of the Loan Portfolio.

Unaudited Pro Forma Financial Information

Certain unaudited pro forma financial information is attached as Exhibit 99.4 to this Current report on Form 8-K and is incorporated herein by reference. The unaudited pro forma financial information gives effect to certain pro forma events described therein and has been presented for informational purposes only. It does not purport to project the future financial position or operating results of the Company.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K (including the exhibits hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in Exhibit 99.3 to this Current Report, as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment dated April 13, 2015.

99.1	Loan Portfolio details.

99.2	Press Release of Blackstone Mortgage Trust, Inc., dated April 13, 2015.

99.3	Risks related to the contemplated Loan Portfolio acquisition.

99.4	Unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: April 13, 2015	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Head of Legal and Compliance